                              Draft 7-28-98

This draft assumes that Class 4 accepts the plan and that there are two classes of beneficiaries.

                        LIQUIDATING TRUST AGREEMENT

   THIS LIQUIDATING TRUST AGREEMENT ("Agreement") dated as of __________, 1998, by and between Fruehauf Trailer Corporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, The Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc., and E.L. Devices, Inc. ("Fruehauf" and/or "Debtors"), whose address is 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625-1755, IBJ Schroder Bank & Trust Company, the Indenture Trustee for Fruehauf's 14.75% Secured Senior Notes due 2002 (the "Indenture Trustee"), for the sole purpose of conveying the Foreclosed Assets to the Liquidating Trust for and on behalf of the holders of Allowed Class 2 [and Class 4 Claims], and Chriss W. Street ("Trustee"), whose address is 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625-1755.

                              A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereinafter contained, and in order fully to set forth certain obligations of the parties hereto, as contemplated by the Plan, the parties hereto agree as follows:

1.	Definitions:

1.1	Defined Terms.  All terms used herein which are defined in
the Plan shall have the same meaning herein unless otherwise defined herein or the context otherwise requires.

1.2	Additional Defined Terms.  As used herein, the following
terms shall have the meanings set out below, unless the context otherwise requires:

(a)	"Beneficial Interest" or "Beneficial Interests" shall mean
the respective rights and interests of each of the Class A or Class B Beneficial Interestholders in and to the Liquidating
Trust and the Trust Estate.

(b)	"Beneficial Interestholder" shall mean the holder of a
Beneficial Interest.

(c)	"Beneficial Interestholders" shall mean the Class A
Beneficial Interestholders and the Class B Beneficial
Interestholders.

(d)	"Class A Beneficial Interestholder" shall mean an individual or entity holding an Allowed Class 2 Claim or an Allowed Class 4
Claim and their successors and assigns.

(e)	"Class B Beneficial Interestholder" shall mean an individual or entity holding an Allowed Administrative Claim, an Allowed
Pre-Petition Tax Claim or an Allowed Priority Claim and its successors and assigns.

(f)	"Distribution Fund" shall mean the portion of the Debtors'
Cash on the Effective Date which shall be transferred to the Liquidating Trust, on behalf of and for the benefit of the holders of Allowed Administrative, Priority and Pre-Petition Tax Claims. The amount of Cash in the Distribution Fund shall equal the aggregate of (a) the allowed amount of all Administrative Claims, Pre-Petition Tax Claims and Priority Claims; and (b) the asserted amount or court-estimated amount of Disputed or undetermined (i) Administrative Expense Claims, (ii)
Pre-Petition Tax Claims, and (iii) Priority Claims. With respect to Administrative Claims for compensation and reimbursement of expenses of professionals or other persons pursuant to sections 328, 330, 331 and 503(b) of the Bankruptcy Code, the amount of Cash to be deposited shall be the amount sought or the maximum amount estimated to be sought for such compensation and expenses. The Distribution Fund shall not include interest earned on the Distribution Fund after the Effective Date.

(g)	"Indebtedness" shall mean, with respect to each Beneficial
Interestholder, the outstanding amount of his Allowed Claim, giving rise to a beneficial interest in the Liquidating Trust and Trust Estate.

(h)	"Initial Term" shall have the meaning set out in Section 9.1 hereof.

(i)	"Register" shall have the meaning set out in Section 3.3
hereof.

(j)	"Remaining Assets" shall mean the assets of the Liquidating
Trust, including only that portion of the Distribution Fund remaining after payment of Allowed Administrative, Priority and Pre-Petition Tax Claims.

(k)	"Renewal Period" shall have the meaning set out in Section
9.1 hereof.

(l)	"Liquidating Trust" shall have the meaning set out in
Section 2.1 hereof.

(m)	"Trust Advisory Committee" shall be two designated
representatives of the holders of the Senior Notes and their successors, if any. The initial members of the Trust Advisory Committee shall be selected by the Unofficial Committee of Senior Note Holders. If a Trust Advisory Committee member resigns, no longer owns or controls Trust Certificates or is no longer able to carry out the duties as a member, the Bankruptcy Court (upon motion by either a Trust Certificate Holder or the Trustee) shall appoint a replacement member. Any such replacement member must own one or more Trust Certificates.

(n)	"Trust Certificates" shall mean the certificates issued by
the Liquidating Trust to the Beneficial Interestholders to reflect all of the Class A Beneficial Interests in the Liquidating Trust.

(o)	"Trust Estate" shall mean all of the property held from time to time by the Trustee pursuant to this Agreement.

2.	Authority of and Certain Directions to Trustee: Declaration
of Liquidating Trust.

2.1 	Creation of the Liquidating Trust.  The Debtor, on behalf
of the Beneficial Interestholders who are entitled to receive assets pursuant to the Plan, hereby creates the Fruehauf Liquidating Trust (the "Liquidating Trust") for the benefit of its Beneficial Interestholders. The Trustee may, but shall not be required to, transact the business and affairs of the Liquidating Trust in that name.

2.2	Property of the Liquidating Trust.  Upon execution hereof,
the Debtor and the Indenture Trustee, on behalf of the Beneficial Interestholders, shall grant, convey, transfer and assign to the Liquidating Trust the property described on Exhibit "A" attached hereto and made a part hereof. Legal title to the Trust Estate shall be held either in the name of the Liquidating Trust, or in the name of the Trustee on behalf of the Liquidating Trust, as the Trustee may from time to time determine. The Trustee shall hold such property in Liquidating Trust to be administered and disposed of by him pursuant to the terms of the Plan and this Agreement.

2.3	Purpose of Liquidating Trust.  This Liquidating Trust is
organized for the sole purpose of conserving and liquidating the Trust Estate for the benefit of the Beneficial Interestholders as herein set out, with no objective to engage in the conduct of a trade or business (although companies whose stock is owned by the Liquidating Trust may operate a business). Pursuant to this express purpose, the Trustee is hereby authorized and directed to take all reasonable and necessary actions to conserve and protect the Trust Estate and to sell, lease, or otherwise dispose of the Trust Estate, and to distribute the net proceeds of such disposition, as hereinafter set out, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of Section Six hereof and the Plan.

3.	Beneficial Interests.

3.1	Class A Beneficial Interests.

3.1.1	Beneficial Interests of Holders of Allowed Class 2 Claims.
Each Class A Beneficial Interestholder that is the holder of an Allowed Class 2 Claim shall have a Beneficial Interest in a pro rata distribution (based upon the amount of its Class 2 Claim) of 94.5% of the Remaining Assets and the Trust Certificates evidencing such Beneficial Interest. The Liquidating Trust shall deliver all of the Trust Certificates for holders of Allowed Class 2 Claims to the Indenture Trustee on the Effective Date.

3.1.2	Beneficial Interests of Holders of Allowed Class 4 Claims.
Each Class A Beneficial Interestholder that is the holder of an Allowed Class 4 Claim shall have a Beneficial Interest in a pro rata distribution (based upon the amount of its Class 4 Claim) of 5.5% of the Remaining Assets and the Trust Certificates evidencing such Beneficial Interest. The Trust Certificates representing the Beneficial Interests of holders of Allowed
Class 4 Claims shall be distributed to such holders after all Disputed Class 4 Claims have been resolved as provided in the Plan.

3.2 	Class B Beneficial Interests.  Each Class B Beneficial
Interestholder shall be deemed to have a Beneficial Interest in the Liquidating Trust's interest in the Distribution Fund to the extent of the amount of such Beneficial Interestholder's Allowed Administrative, Priority or Pre-Petition Tax Claims.

 3.3	Transfer and Exchange.  The Trustee shall cause to be kept,
at his offices, or at such other place or places as shall be designated by him from time to time, a register ("Register") to register the ownership and the transfer of ownership of Trust Certificates, subject to the provisions of Section 3.3 hereof.
The Trustee may require such documentation of the transfer of Trust Certificates as he deems advisable in his discretion. For good cause shown, Class A Beneficial Interestholders and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustee, and in accordance with reasonable regulations prescribed by the Trustee and at the expense of such Class A Beneficial Interestholder, to inspect and make copies of the Register.

3.4	Absolute Owners.  The Trustee may deem and treat each
Beneficial Interestholder reflected as the owner of a Beneficial Interest on the Register as the absolute owner thereof for the purpose of receiving the distributions and payments on account thereof and for all other purposes whatsoever, and until any transfer of ownership is recorded in the Register, the Trustee shall not be charged with having received notice of any claim or demand of any other person to such Beneficial Interest or the rights, titles, and interests therein. All notices of a change of ownership of Trust Certificates shall be forwarded to the Trustee by registered or certified mail as set out in Section 10.3.

3.5	Place of Payment.  The amounts payable to the Beneficial
Interestholders pursuant to Section Six hereof as of the record date determined by the Trustee will be payable either by mailing a check payable to such Beneficial Interestholder at the address set forth in the Schedules or the address set forth on the Proof of Claim filed by such Beneficial Interestholder or at such address as such Beneficial Interestholder shall have specified by written notice to the Trustee.

4.	Delivery and Acceptance of Trust Estate.

4.1	Conveyance by Debtors and Indenture Trustee.  The Debtors
and the Indenture Trustee are executing and delivering to the Trustee conveyance instruments of the property described on Exhibit "A" attached hereto, as contemplated in the Plan and the Confirmation Order. At any time and from time to time after the date hereof, at the Trustee's request and without further consideration, the Debtors and the Indenture Trustee shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and will cooperate and take such other actions as the Trustee may reasonably deem necessary or desirable to more effectively transfer, convey, and assign the property described on Exhibit "A" to the Liquidating Trust. The Debtors and (subject to Section 6.9 of the Plan) the Indenture Trustee shall have no further interest in the Trust Assets subsequent to their conveyance to the Liquidating Trust.

4.2 	Acceptance of Conveyance.  The Trustee is hereby directed
to, and the Trustee agrees that he will:

(a)	accept delivery from the Debtors and the Indenture Trustee,
on behalf of and for the benefit of the Beneficial
Interestholders, of the property described on Exhibit "A" on behalf of the Liquidating Trust;

(b)	accept from the Debtors and the Indenture Trustee, on behalf of and for the benefit of the Beneficial Interestholders, all conveyance instruments required to be delivered by the Debtors or the Indenture Trustee to the Trustee with respect to the property described on Exhibit "A" pursuant to or in connection with the Plan, the Order, and this Agreement; and

(c)	take such other action as may be required of the Trustee or
the Liquidating Trust hereunder, including the receipt and acceptance as part of the property transferred into the Liquidating Trust of any property or rights, including, without limitation, notes and other negotiable instruments which the Trustee may receive in connection with or in consideration of the property transferred into the Liquidating Trust.

5.	Administration of Trust Estate.

5.1	Liquidating Trust Expenses.  Upon execution hereof, and
continuing for so long as the Liquidating Trust remains in existence, the Trustee may reserve such amounts as the Trustee deems advisable for the payment of all expenses, debts, charges, liabilities, and obligations with respect to the Trust Estate, including all taxes of the Liquidating Trust as determined by the Trustee in the Trustee's sole and absolute discretion. Upon expiration of this Agreement, any remaining cash in the Liquidating Trust after the payment of all expenses, debts, charges, liabilities, and obligations intended to be paid therefrom, shall be distributed to the Class A Beneficial Interestholders as provided in the Plan and in Section Six.

5.2	Powers of Trustee.  Subject to the provisions of Section Two and of Section 5.5 hereof, in administering the Liquidating
Trust, the Trustee shall have the following powers to be exercised in his discretion in the administration of the Liquidating Trust: (i) to receive the Trust Estate; (ii) to conserve, manage, sell, operate, lease, or otherwise dispose of the Trust Estate for such price and upon such terms and conditions as the Trustee may deem appropriate and to execute such deeds, bills of sale, assignments and other instruments in connection therewith; (iii) to determine and collect payments to and other income of the Liquidating Trust; (iv) to collect the proceeds of the sale of property out of the Trust Estate; (v) to collect, receive, compromise and settle notes and other claims and receivables of the Liquidating Trust; (vi) to assert, prosecute, litigate, compromise and settle claims and causes of action included within the Trust Estate; (vii) to discharge, compromise and settle any unascertained, unliquidated or contingent debts, liabilities or obligations of the Liquidating Trust, including objecting to claims filed in the Bankruptcy
Case; (viii) to distribute the net income and proceeds of the Trust Estate conveyed or transferred, and any balance remaining in the Distribution Fund, to the Beneficial Interestholders in accordance with the Plan as provided herein; (ix) to bring suit on behalf of or defend any suit against the Liquidating Trust or the Trustee on behalf of the Liquidating Trust; (x) to retain such legal counsel, public accountants and other experts as the Trustee may deem advisable in connection with the administration of the Liquidating Trust or the exercise of his other powers set out herein; (xi) to object to the Claim of any Beneficial Interestholder under the Plan, and to compromise and settle objections with respect to such Claims, (xii) to open bank accounts on behalf of and in the name of the Liquidating Trust;
(xiii) to pay all taxes (without objections), to make all tax withholdings, and to file tax returns and tax information returns and make tax elections by and on behalf of the Liquidating Trust; (xiv) to pay all lawful expenses, debts, charges and liabilities of the Liquidating Trust, including, without limitation, the reasonable expenses of the Indenture Trustee; and (xv) to exercise such other powers and duties as necessary or appropriate, in the discretion of the Trustee to accomplish the purposes of the Liquidating Trust as set out herein.

5.3	Additional Powers of Trustee.  Subject to the express
limitations contained herein, the Trustee shall have, and may exercise with respect to the Trust Estate, or any part thereof, and in the administration and distribution of the Trust Estate, all powers now or hereafter conferred on trustees by the Texas Trust Code. The powers conferred by this Section in no way limit any power conferred on the Trustee by any other Section hereof but shall be in addition thereto; provided, always, that the powers conferred by this Section are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in Section Two hereof.

5.4	Limitations on Trustee; Investments.

5.4.1	Actions Requiring Approval of Trust Advisory Committee.
The Liquidating Trustee must obtain prior approval of the Trust
Advisory Committee to:

(a)	borrow money in excess of $500,000 or grant liens on any
part of the Trust Estate in excess of $500,000;

(b)	sell assets of the Trust Estate with a value in excess of
$500,000;

(c)	modify the Plan;

(d)	initiate and prosecute litigation, including but not limited to claim objections with expected fees and costs in excess of $250,000;

(e)	dispose of or settle any claim or litigation with a
potential value to the Liquidating Trust in excess of $500,000;
and

(f)	forego or defer the annual distribution to Certificate
Holders required by Section 6.2 hereof.

Approval will have been deemed to have been given ten (10) days after the Trustee makes a written proposal to the Trust Advisory
Committee, unless a member of the Trust Advisory Committee delivers a written objection to the Trustee.

5.4.2	Court Approval.  In the event there is not unanimous
agreement by the Trust Advisory Committee members and a dispute exists between the members of the Trust Advisory Committee with respect to any actions described in 5.4.1 proposed by the Liquidating Trustee, and the dispute cannot be resolved by agreement, the Liquidating Trustee shall seek Bankruptcy Court approval of the proposed course of action. All objections to the proposed course of action shall be preserved and may be presented to the Bankruptcy Court for resolution. In this event, the Liquidating Trustee shall pay the professional fees and expenses incurred by the objecting Committee member, up to but not exceeding the maximum amount of $25,000 per Committee member during the term of the Liquidating Trust.

5.4.3	Actions Requiring Approval of Class A Beneficial
Interestholders. The Trustee may not modify the terms of this Liquidating Trust Agreement unless the Liquidating Trustee secures the written approval of such modification from Class A Beneficial Interestholders holding over 50% of the Class A Beneficial Interests.

5.4.4	No Trade or Business.  The Trustee shall carry out the
purposes of the Liquidating Trust and the directions contained herein and shall not at any time enter into or engage in any trade or business, including, without limitation, the purchase of any asset or property (other than such assets or property as are necessary to preserve, conserve, and protect the Trust Estate and to carry out the purposes of Section Two, Section Seven, and this Section Five) on behalf of the Trust Estate or the Beneficial Interestholders.

 5.4.5	Investments.  Other than funds maintained in operating
accounts in an amount deemed appropriate by the Liquidating Trust to pay the current costs, expenses and obligations of the Liquidating Trust, the Trustee shall invest any monies held at any time as a part of the Trust Estate, including without limitation, the Distribution Fund and any other reserve or escrow established pursuant to the terms of this Agreement or the Plan, only in interest-bearing deposits, certificates of deposit, or repurchase obligations of any federally insured banking institution with a combined capital and surplus of at least $50,000,000, or short term investments and obligations of, and unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, pending the need to make disbursements thereof in payment of costs, expenses, and liabilities of the Liquidating Trust or to make a distribution to the Beneficial Interestholders. The Trustee shall be restricted to the collection and holding of such monies and to the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

5.5	Transferee Liabilities.  Except to the extent set out in the
Plan and in the Conveyance Instruments of the Trust Estate from the Debtors and the Indenture Trustee to the Liquidating Trust, the Liquidating Trust shall have no liability for, and the Trust Estate shall not be subject to, any Claim arising by, through, or under the Debtors. In no event shall the Trustee have any personal liability for such Claims. If any liability shall be asserted against the Liquidating Trust or the Trustee as the transferees of the Trust Estate on account of any claimed liability of, through, or under the Debtors, the Trustee may use such part of the Trust Estate as may be necessary to contest any such claimed liability and to pay, compromise, settle or discharge same on terms reasonably satisfactory to the Trustee.
In no event shall the Trustee be required to use his personal funds or assets or the funds or assets of his firm or partnership for such purposes.

5.6	Administration of Liquidating Trust.  Subject to the express limitations contained herein, in administering the Liquidating Trust, the Trustee is authorized and directed to do and perform all such acts and to execute and deliver such deeds, bills of sale, assignments, instruments of conveyance, and other documents as he may deem necessary or advisable to carry out the purposes of the Liquidating Trust. The Trustee shall effect such registrations and take all such actions as are required to comply with state and federal securities laws.

5.7	Payment of Expenses and Other Liabilities.  The Trustee
shall pay from the Trust Estate all expenses, charges, liabilities, and obligations of the Liquidating Trust, including, without limiting the generality of the foregoing, interest, taxes, assessments, and public charges of every kind and nature. The Trustee, in his discretion and judgment, may from time to time make provision by reserve or otherwise out of the Trust Estate or the proceeds thereof in such reasonable amount or amounts as the Trustee in his discretion and judgment may determine to be necessary or advisable to meet unascertained, unliquidated or contingent liabilities of the Liquidating Trust. Notwithstanding anything in this paragraph to the contrary, the Distribution Fund shall be the sole Liquidating Trust asset in which Class B Beneficial Interestholders hold a Beneficial Interest. The Beneficial Interest of any Class B Beneficial Interestholder in the Liquidating Trust is limited to the Allowed amount of such Class B Beneficial Interestholders' Administrative, Priority or Pre-Petition Tax Claim.

5.8	Fiscal Year.  The Liquidating Trust's fiscal year shall end
on December 31 of each year unless the Trustee deems it advisable to establish some other date on which the fiscal year of the Liquidating Trust shall end.

5.9	Reports to Beneficial Interestholders.  The Trustee shall
prepare, deliver, and file, as the case may be:

 (a)	with the Trust Advisory Committee, as soon as practicable
after the end of each calendar quarter, a quarterly unaudited report for such quarter, commencing with the first complete calendar quarter following the date of this Agreement reflecting
(i) the specific assets of the Trust Estate disposed of or liquidated during such calendar quarter; (ii) the gross receipts and any selling expenses associated therewith; (iii) any other income received or expense, disbursement, or reserve made or established during such calendar quarter; (iv) the borrowings of the Liquidating Trust during such calendar quarter and the amount remaining owing on such borrowings; and (v) all litigation commenced by the Trustee on behalf of the Liquidating Trust;

(b)	to such Class A Beneficial Interestholders who so request in writing, within 120 days after the end of each calendar year, at such Class A Beneficial Interestholder's expense, an annual report for such calendar year commencing with the first full calendar year following the date of this Agreement reflecting
(i) the specific assets of the Trust Estate disposed of or liquidated during such calendar year; (ii) the gross receipts and any selling expenses associated therewith; (iii) any other income received or expense, disbursement, or reserve made or established during such calendar year; (iv) the borrowings of the Liquidating Trust during such calendar year and the amount remaining owing on such borrowings; and (v) all litigation commenced by the Trustee on behalf of the Liquidating Trust;

(c)	to each Class A Beneficial Interestholder receiving a
distribution in such year, a summary of the information required in 5.9(b) above for such year;

(d)	income tax information returns, tax returns, or other
reports to Beneficial Interestholders and applicable taxing authorities as may be required by law or as may be requested in writing by a Beneficial Interestholder at such Beneficial Interestholders' expense; and

(e)	within 120 days after the termination or expiration of the
Liquidating Trust, a final financial report reflecting the final disposition of Trust Estate and the final distribution to the Class A Beneficial Interestholders who so request the delivery of such report in writing and at such Class A Beneficial Interestholders' expense.

6.	Source of Payments, Distributions Among Beneficial
Interestholders.

6.1	Payments from Trust Estate.  All payments to be made by the
Trustee to any Beneficial Interestholder shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income, or proceeds of the Trust Estate to make such payments in accordance with the terms of this Section Six. Each Beneficial Interestholder shall look solely to the assets, income, and proceeds of the Trust Estate for distribution to such Beneficial Interestholder as herein provided. Payments to Class B Beneficial Interestholders shall be made solely from the Distribution Fund. Payments to Class A Beneficial
Interestholders may be made in kind as well as in cash.

6.2	Frequency and Amounts of Payments.  The frequency and
amounts of payments shall be determined by the Trustee.
However, unless waived or deferred by the Trust Advisory Committee, the Trustee shall make distributions to Class A Beneficial Interestholders no less frequently than annually (on a calendar year basis). Until such time as all Disputed Claims that are Administrative, Priority or Pre-Petition Tax Claims have been Allowed or Disallowed by Final Order, the Trustee may, but shall not be required to, make distributions to Class B Beneficial Interestholders.

6.3	Tax Provisions.

6.3.1	Income Tax Status.  For all purposes of the Tax Code, the
Debtors shall be deemed to have transferred the Liquidating
Trust assets to the Beneficial Interestholders pursuant to the Plan and the Beneficial Interestholders shall be deemed to have transferred their share of the Liquidating Trust assets to the Liquidating Trust. For all federal income tax purposes, consistent valuations shall be used by the Liquidating Trust and the Beneficial Interestholders for the transferred Liquidating Trust Assets. The Liquidating Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations S 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Beneficial Interestholders as grantors. Any items of income, deduction, credit, or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes among the Beneficial Interestholders pro rata on the basis of their Beneficial Interests; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf of, the Beneficial Interestholders receiving such allocations when such allocations are ultimately made. The Liquidating Trust is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Beneficial Interestholders arising out of the operations of the Liquidating Trust.

6.3.2	Tax Returns and Reports.  In accordance with Treasury
Regulation S 1.671-4(a), the Liquidating Trust shall cause to be prepared and filed, at the cost and expense of the Liquidating Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the item of income, deduction, and credit attributable to the Liquidating Trust and detailing the allocation of such items of income, deduction, and credit among the Beneficial Interestholders as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be delivered promptly to each Beneficial Interestholder. In addition, the Liquidating Trust shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Liquidating Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Liquidating Trust shall cause to be prepared and mailed to a Beneficial Interestholder such other information as may be requested by such Beneficial Interestholder in writing to enable such Beneficial Interestholder to complete and file his, her, or its federal, state and local income and other tax returns.

6.3.3	Withholding.  The Liquidating Trust may withhold from the
amount distributable from the Liquidating Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Liquidating Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

6.3.4	Tax Identification Numbers.  The Liquidating Trust may
require any Beneficial Interestholder or other distributee to furnish to the Liquidating Trust its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Liquidating Trust may condition any distribution to any Beneficial Interestholder or other distributee upon receipt of such identification number.

6.3.5	Tax Year.  The taxable year of the Liquidating Trust
shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

 7.	Other Duties of the Trustee.

7.1	Management of Trust Estate.  With respect to assets of the
Trust Estate from time to time, the Trustee shall, and is hereby directed:

7.1.1	If sufficient funds are available to purchase and maintain
in existence, such insurance as the Trustee deems reasonable, necessary, or appropriate from time to time to protect the Liquidating Trust's, the Trustee's, and the Beneficial
Interestholders' interests in the Trust Estate.

7.1.2	To take such actions as shall be necessary or advisable to
preserve, maintain, and protect the Trust Estate for the Beneficial Interestholders' benefit consistent with the purposes of the Liquidating Trust.

7.2	No Implied Duties.  The Trustee shall not manage, control,
use, sell, dispose, collect or otherwise deal with the Trust Estate or otherwise take any action hereunder, except as expressly provided herein, and no implied duties or obligations shall be read into this Agreement in favor of or against the Trustee; provided, however, that this provision shall not limit the powers conferred on trustees by Delaware law, without regard to conflicts of laws principles, except to the extent any such power may conflict with any of the provisions and purposes of this Agreement.

8.	Concerning the Trustee.

8.1	Acceptance by Trustee.  The Trustee accepts the Liquidating
Trust hereby created for the benefit of the Beneficial Interestholders and agrees to perform the same upon the terms and conditions herein set out. Notwithstanding any term or provision hereof to the contrary, the Trustee shall have and exercise the rights and powers herein granted and shall be charged with the performance of the duties herein declared on the part of the Trustee to be had and exercised or to be performed. The Trustee also agrees to receive and disburse all monies actually received by him constituting part of the Trust Estate pursuant to the terms of this Agreement. The Trustee shall not be personally liable for any action taken or omitted to be taken by him except for his own gross negligence or willful misconduct.

8.2	Discretionary Submission of Questions to the Court.  The
Trustee, in his discretion and judgment, may submit to the Court any question or questions regarding which the Trustee may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust Estate, or any part thereof, or the administration and distribution of the Trust Estate. The Court shall approve or disapprove any such proposed action after motion and hearing. Any such proposed action submitted to the Court for approval will be approved by the Court if no Beneficial Interestholder objects to such motion within the time specified by the applicable Bankruptcy Rule. If a Beneficial Interestholder objects to such action by the Trustee, the Court shall approve or disapprove such action after hearing. Upon approval of a proposed action by the Court by Final Order, the Trustee shall be authorized to take the proposed action without liability with respect thereto. If such action is not approved by the Court, the Trustee shall not take such action. All costs and expenses incurred by the Trustee in the exercise of any right, power or authority conferred by this Section shall be costs and expenses of the Trust Estate. Any party desiring notice of matters submitted to the Court must send the Trustee a written request for notice of post-confirmation pleadings.

 8.3	Liability of the Trustee.

8.3.1	Limitation on Liability.  No provision of this Agreement
shall be construed to impart any liability upon the Trustee unless it shall be proved in a court of competent jurisdiction that the Trustee's actions or omissions constituted gross negligence or willful misconduct in the exercise of or failure to exercise any right, power or duty vested in him under this Agreement. The Trustee shall have no personal liability for any of the rights, obligations, duties, or liabilities of the Debtor, Debtor's bankruptcy estate, or the Liquidating Trust.

8.3.2	Reliance on Orders, Statements, Certificates or Opinions.
In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any orders, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

8.3.3	Discretion of Trustee.  Within the limitations and
restrictions expressed and imposed herein, the Trustee may act freely with respect to the exercise of any or all of the rights, powers, and authority conferred hereby in all matters concerning the Trust Estate after forming his best judgment based upon the circumstances without the necessity of obtaining the consent or permission or authorization of the Beneficial Interestholders or of the Court, any other court, official, or officer. The rights, powers, and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of prudent judgment and action by the Trustee, within the limitations and restrictions so expressed and imposed. Further, the Trustee shall not be liable for any act or omission in connection with the administration of this Liquidating Trust, or the exercise of any right, power, or authority conferred upon him hereunder, unless it shall be proved that such Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

8.3.4	Delegation of Duties.  The Trustee shall have power over
and be solely responsible for the management and administration of the Liquidating Trust. Notwithstanding the foregoing, the Trustee may engage the services of and delegate such of his powers and duties (but not any of his responsibilities), upon such terms and conditions as are satisfactory to the Trustee, to such employees, agents, attorneys, accountants, appraisers, consultants and other persons, including, without limitation, where appropriate, any of the Beneficial Interestholders and their respective agents and employees, as he may deem necessary or advisable to carry out the purposes of the Liquidating Trust.

8.3.5	Retention and Payment of Professionals.  The Trustee may
consult with legal counsel and with such public accountants and other professionals as may be retained by the Trustee. The Trustee may pay from the Trust Estate the fees and expenses of such professionals monthly at such rates as may be agreed upon by the Trustee and such professionals. The Trustee shall not be liable for any action taken or suffered by him or omitted to be taken by him without gross negligence or willful misconduct in reliance on any opinion or certification of such accountants or in accordance with the advice of such counsel or experts.

 8.4	Reliance on Trustee.  No person dealing with the Trustee
shall be obligated to see to the application of any monies, securities, or other property paid or delivered to him, or to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable. Persons dealing with the Trustee shall look only to the Trust Estate to satisfy any liability incurred by the Trustee to such persons, and, except as otherwise expressly provided herein, the Trustee shall have no personal obligation to satisfy any such liability.

8.5	Parties Acting on Behalf of Liquidating Trust.

8.5.1	Indemnification.  The Liquidating Trust shall indemnify
any person who becomes a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a Trustee, employee, or agent of the Liquidating Trust, or is or was serving on behalf of the Liquidating Trust at the request of the Trustee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, tax obligations, liabilities or penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including appeals thereof, if he acted without gross negligence or willful misconduct, in the exercise and performance of any power or duty of a Trustee, employee or agent of the Liquidating Trust, as the case may be, under this Agreement.

8.5.2	Payment of Expenses.  Expenses (including attorneys' fees)
incurred by the Trustee or any employee or agent of the Trustee in defending any action, suit or proceeding may be paid by the Liquidating Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by the Trustee, or such employee or agent, to repay such amount to the Liquidating Trust, unless it shall ultimately be determined that he is or was entitled to be indemnified with respect thereto.

8.6	Compensation of Trustee.  The Trustee shall be entitled to
receive from the Trust Estate compensation for his services as Trustee in accordance with terms set forth on Exhibit C to this Liquidating Trust. The Trust Estate shall also reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, including the reasonable out-of-pocket expenses of the Trustee, and the Trustee's employees, attorneys, agents, accountants, appraisers, consultants, and other persons retained by the Trustee pursuant to the terms of this Agreement.

8.7	Resignation and Removal.

8.7.1	Resignation.  The Trustee may resign and be discharged
from any future obligations hereunder by filing written notice thereof with the Bankruptcy Court and serving the notice on the Trust Advisory Committee at least thirty (30) days prior to the effective date of such resignation. Such resignation shall become effective on the later of (i) thirty (30) days after the giving of such notice, or (ii) after appointment of a permanent or interim successor trustee.

8.7.2	Removal.  Any person serving as Trustee may be removed at
any time, for cause, upon entry of a Final Order of the Bankruptcy Court removing the Trustee and acceptance by a successor Trustee of his appointment.

8.7.3	Appointment of a Successor Trustee.  If the Trustee gives
notice of his intent to resign pursuant to Section 8.7.1 hereof or is removed pursuant to Section 8.7.2 hereof or dies or becomes incapable of acting, the Trust Advisory Committee shall select a successor Trustee to act under this Agreement and such successor shall be approved by the Bankruptcy Court.

 8.7.4	Reserve Fund, Tax Reports, Winding Up.  Notwithstanding
his resignation or removal, the Trustee shall be entitled to complete and file any and all tax returns and reports and pay any and all taxes for periods during which the Trustee served on behalf of the Liquidating Trust. The Liquidating Trust shall pay the taxes and the Trustee's expenses incurred with respect to the foregoing.

8.8	Acceptance of Appointment by Successor Trustee.  Any
successor Trustee appointed hereunder shall execute an instrument accepting such appointment in the form set out on Exhibit "B" and shall deliver one counterpart thereof to the Court. Thereupon, such successor Trustee shall, without any further act, become vested with all the rights, titles, interests, estates, properties, rights, powers, trusts, and duties of his predecessor in the Liquidating Trust hereunder with like effect as if originally named herein.

8.9	Posting of Bond.  The Trustee shall not be required to post
a bond.

9.	Term and Termination of Liquidating Trust.

9.1	Term.  The Liquidating Trust shall continue and remain in
effect until the first to occur of the following: (a) three years after the Effective Date ("Initial Term"), provided, the term of the Liquidating Trust shall automatically be renewed for two periods of one (1) year each ("Renewal Period") in the event any portion of the Trust Estate has not been fully liquidated and the proceeds thereof distributed in accordance with this Agreement by the end of the Initial Term or at the end of any Renewal Period and the term of the Liquidating Trust may be extended beyond five (5) years after the Effective Date if the Trustee secures Court approval of the extended term no later than six (6) months after the beginning of the extended term; or
(b) the Trust Estate has been fully liquidated and the proceeds thereof distributed in accordance with this Agreement.

9.2	Determination of Liquidation.  The Trustee may request that
the Bankruptcy Court find that the Trustee has disposed of such of the Trust Estate that it has effectively been liquidated. If the Bankruptcy Court so finds, the Liquidating Trust shall be deemed terminated pursuant to Section 9.1(b).

9.3	Termination.  Upon termination of the Liquidating Trust, if
the Trustee reasonably determines that the remainder of the Trust Estate, other than funds necessary to pay amounts then owing to the Trustee, is of such a small amount that it would not be economical or prudent to make any further distributions to Certificate Holders then such funds shall be distributed to The American Cancer Society or other similar charity.

9.4	Winding Up.  For the purpose of winding up the affairs of
the Liquidating Trust at its termination, the Trustee shall continue to act as Trustee until his duties have been fully discharged. After so doing, the Trustee shall have no further duties or obligations hereunder. Upon motion by the Trustee, the Court, if it determines it appropriate, may enter an order relieving the Trustee of any further duties hereunder.

10.	Miscellaneous.

 10.1	Title to Trust Estate.  No Beneficial Interestholder shall
have title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of the right and interest of any Beneficial Interestholder in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the trust hereunder or entitle any successor or transferee of such Beneficial Interestholder to an accounting with respect to the Trust Estate or to the transfer to him of title to any part of the Trust Estate.

10.2	Sales of Trust Estate.  Any sale or other conveyance of the
Trust Estate, or part thereof, by the Trustee made pursuant to the terms of this Liquidating Trust Agreement shall bind the Beneficial Interestholders and shall be effective to transfer or convey all rights, titles and interests of the Trustee and the Beneficial Interestholders in and to such Trust Estate or part thereof.

10.3	Notices.  Unless otherwise expressly specified or permitted
by the terms hereof, all notices shall be in writing and shall be given by posting same in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed to the party to whom directed, as follows:

If to the Trustee to:

Chriss W. Street Chriss Street & Company 1111 Bayside Drive,
Suite 100 Corona del Mar, CA 92625-1755

If to the Trust Advisory Committee to:

and if to any Beneficial Interestholder, addressed to its address appearing on the Register or at such other address as such Beneficial Interestholder shall have given by written notice to the other parties. All such notices shall be deemed delivered three (3) days after the posting thereof in such mails.

10.4	Severability.  Any provision of this Agreement which is
invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof.

10.5	Counterparts.  This Agreement may be executed in multiple
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

10.6	Binding Agreement.  All covenants and agreements contained
herein shall be binding upon, and inure to the benefit of, the Trustee and his respective successors and assigns, any successor trustee provided for in Section Eight, his respective successors and assigns, and the Beneficial Interestholders, and their respective successors and assigns. Any request, notice, direction, consent, waiver, or other instrument or action by any Beneficial Interestholder shall bind its successors and assigns.

 10.7	No Personal Liability of Beneficial Interestholders.  The
Beneficial Interestholders shall not incur any personal liability through their ownership or possession of the Beneficial Interests, except for taxes imposed on the Beneficial Interestholders pursuant to applicable provisions of federal, state, or local law with respect to their Beneficial Interests in or distributions from the Liquidating Trust. Liabilities of the Liquidating Trust are to be satisfied in all events (including the exhaustion of the Trust Estate) exclusively from the Trust Estate. If the Trustee determines that it is appropriate or necessary to obtain a return of sums distributed to the Beneficial Interestholders out of the Trust Estate to pay the expenses, debts or liabilities of the Liquidating Trust (including, but not limited to, tax liabilities), the Trustee shall have the right to demand that the Beneficial Interestholders return to the Trustee sums distributed to such Beneficial Interestholders out of the Trust Estate. If the Trustee makes such a demand on the Beneficial Interestholders, the Beneficial Interestholders shall return to the Trustee such sums distributed to them out of the Trust Estate as the Trustee demands.

10.8	Headings.  The heading of the various Sections herein are
for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

10.9	Construction.  Except where the context otherwise requires,
words importing the masculine gender shall include the feminine and the neuter, if appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations. The words herein, hereof, hereby, hereunder, and words of similar import, refer to this instrument as a whole and not to any particular Section or Subsection hereof.

10.10	GOVERNING LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF ___________, EXCLUSIVE OF ITS LAWS
RELATING TO CONFLICT OF LAWS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                     DEBTOR:


                                     FRUEHAUF TRAILER CORPORATION, MARYLAND
                                     SHIPBUILDING & DRYDOCK COMPANY, F.G.R.,
                                     INC., JACKSONVILLE SHIPYARDS, INC.,
                                     FRUEHAUF INTERNATIONAL, LIMITED,
                                     FRUEHAUF CORPORATION, THE MERCER CO.,
                                     DEUTSCHE-FRUEHAUF HOLDING CORPORATION,
                                     MJ HOLDINGS, INC.,
                                     and E. L. DEVICES, INC.


                                     By:/S/ Chriss W. Street
                                        ---------------------
                                        Chriss W. Street,
                                        Their Chairman, President and Chief
                                        Executive Officer

                                     TRUSTEE:

                                     /s/ Chriss W. Street
                                     --------------------
                                     Chriss W. Street

                                     INDENTURE TRUSTEE:

                                     --------------------
                                     Name:
                                     Title:
                                     IBJ Schroder Bank & Trust Company
                                     (for the sole purposes set forth
                                      in the preamble)

                               EXHIBIT "A"

             PROPERTY TO BE TRANSFERRED TO LIQUIDATING TRUST


 Fruehauf Trailer Corporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, The Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc., and E.L. Devices, Inc. transfer to the Liquidating Trust, on behalf of and for the benefit of the Beneficial Interestholders, all property, of any type, in which it has a legal or equitable interest including, but not limited to, all money, deposit accounts, accounts, general intangibles, inventory, equipment, fixtures, goods, instruments, chattel paper, documents, books and records, customer lists, stock, bonds, certificates of deposits, letters of credit, rights to refunds, promissory notes, real property, the Distribution Fund, any interest in the Foreclosed Assets and causes of action, including causes of action under Chapter 5 of Title 11 of the United States Code and excluding the Wabash Securities.

         The Indenture Trustee for the Senior Notes, on behalf of and for the benefit of the Beneficial Interestholders, shall transfer to the Liquidating Trust all of its rights, title and interest in the Foreclosed Assets.

                                  EXHIBIT "B"

                            ACCEPTANCE OF APPOINTMENT

 The undersigned, ________________________, having been
appointed to serve as successor Trustee of the Liquidating Trust created pursuant to that certain Liquidating Trust Agreement ("Agreement") dated ______, 199_, by and between Fruehauf Trailer Corporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, The Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc., and E.L. Devices, Inc. and Chriss W. Street, Trustee, hereby accepts such appointment and agrees to serve as successor Trustee under the Agreement as set out in Section 8.7 thereof.

   Executed this ______ day of __________________, 199_.


                                Successor Trustee:


                                By:________________________